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                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                      and
         All Outstanding Shares of Series A Convertible Preferred Stock
                                       of

                                  TEXOIL, INC.
                                       at
                      $8.25 NET PER SHARE OF COMMON STOCK
                                      and
          $18.04 NET PER SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       by

                             OEI ACQUISITION CORP.,
                          a wholly-owned subsidiary of

                               OCEAN ENERGY, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON FEBRUARY 22, 2001 UNLESS THE OFFER IS EXTENDED.

                                                                January 24, 2001

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated January 24, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer") in connection with the Offer by OEI Acquisition Corp., a Nevada corporation (the "Offeror") and a wholly-owned subsidiary of Ocean Energy, Inc., a Texas Corporation ("Parent"), to purchase (i) all the outstanding shares of common stock, par value $.01 per share (the "Common Shares"), of Texoil, Inc. (the "Company") at a purchase price of $8.25 per share, net to the seller, in cash, without interest (such price referred to herein as the "Common Share Offer Price"), and (ii) all the outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares," and, together with the Common Shares, the "Shares"), of the Company at a purchase price of $18.04 per share, net to the seller, in cash, without interest (such price referred to herein as the "Preferred Share Offer Price") upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Also enclosed is the letter to stockholders of the Company from the Chairman of the Board of the Company, and the Company's
Solicitation/Recommendation Statement on Schedule 14D-9.

     Holders whose certificates evidencing Common Shares (the "Certificates")
are not immediately available or who cannot deliver their Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as such terms are defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in Section
3 -- "Procedures for Tendering Shares" of the Offer to Purchase) on a timely basis and who wish to tender their Common Shares must do so pursuant to the guaranteed delivery procedure described in Section 3 -- Procedures for Tendering Shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.
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     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF COMMON SHARES
HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     Please note the following:

          1. The tender price for the Common Shares is $8.25 per share (the "Common Share Offer Price"), net to you in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on February 22, 2001, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 18, 2001 (the "Merger Agreement"), by and among the Company, Parent and the Offeror which provides, among other things, for the commencement of the Offer by the Offeror and further provides that after the purchase of a majority of the Common Shares and a majority of the Preferred Shares pursuant to the Offer, subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, Offeror will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Following consummation of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), Shares outstanding immediately prior to the Effective Time (other than Shares held by holders who perfect their appraisal rights in accordance with the Nevada Revised Statutes) will, by virtue of the Merger, be cancelled and terminated, and shall represent solely the right to receive the Common Share Offer Price or the Preferred Share Offer Price as set forth in the Merger Agreement and described in the Offer to Purchase.

          4. The Board of Directors of the Company (the "Board") has approved the Offer, the Merger and the Merger Agreement, has declared the advisability of the Merger Agreement, and has determined that the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender their Shares pursuant thereto.

          5. The Offer is being made for all outstanding Common Shares and Preferred Shares.

          6. The Offer is conditioned upon, among other things, the Offeror purchasing at least a majority of the outstanding Common Shares determined on a fully diluted basis (excluding for this purpose Common Shares issuable upon conversion of the Preferred Shares) and at least a majority of the outstanding Preferred Shares determined on a fully diluted basis (the "Minimum Condition"). The Offer is also conditioned upon the satisfaction of certain other terms and conditions. See Section 14 -- "Certain Conditions of Our Obligations" in the Offer to Purchase.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 7 of the Letter of Transmittal, transfer taxes on the purchase of Common Shares pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal (and any amendments or supplements thereto) and is being made to all holders of all Common Shares and Preferred Shares. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offeror becomes aware of any valid state statute

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prohibiting the making of the Offer, the Offeror will make a good faith effort to comply with such statute. If, after such good faith effort, the Offeror cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in any such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the instruction form contained in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                  TEXOIL, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 24, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer"), in connection with the offer by OEI Acquisition Corp., a Nevada corporation (the "Offeror"), to purchase all the outstanding shares of common stock, par value $.01 per share (the "Common Shares"), of Texoil, Inc. (the "Company") at a purchase price of $8.25 per Common Share, net to the seller, in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. (Pursuant to the Offer, the Offeror is also offering to purchase all the outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company. No instructions are being given by this letter with respect to shares of Preferred Stock of the Company.)

     This will instruct you to tender to the Offeror the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                    Number of Common Shares to be Tendered:

                         --------------- Common Shares*

                                   SIGN HERE

Account Number:                                    Signature(s):
                -------------------------------                  ---------------

Dated:
       ------------------------------------ , 2001


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* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

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